NASDAQ: INM 1445 - 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Receives Nasdaq Notification Regarding Minimum Bid Price Compliance

VANCOUVER, British Columbia - March 27, 2026 - InMed Pharmaceuticals Inc. (NASDAQ: INM) ("InMed" or the "Company"), a pharmaceutical company developing a pipeline of disease-modifying small molecule drug candidates targeting CB1 and CB2 receptors, today announced the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") dated March 27, 2026, notifying it that the closing bid price of the Company's common shares over a period of 30 consecutive trading days was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) during the February 11, 2026 to March 26, 2026 period.

The notice has no immediate impact on the listing of the Company's common shares, which will continue to trade on The Nasdaq Capital Market subject to the Company's continued compliance with the other listing requirements of The Nasdaq Capital Market.

In accordance with applicable Nasdaq procedures, the Company has a period of 180 calendar days following the receipt of the written notice mentioned above to cure the deficiency and regain compliance. To regain compliance, the closing bid price of the common shares of the Company must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period. The common shares of the Company will continue to trade under the symbol "INM". The Company intends to monitor the closing share price for its common shares and explore available options to regain compliance.

In the event the Company does not evidence compliance with the minimum bid price requirement during the 180-day grace period, the Company may be eligible for an additional 180 calendar day grace period.  To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary, to Nasdaq. If it appears to the staff of Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Company will not be entitled to an additional 180 calendar days grace period and Nasdaq will provide notice to the Company that its securities will be subject to delisting. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, it is expected that Nasdaq would notify the Company that its common shares are subject to delisting. If the Company is notified by Nasdaq that its securities are subject to delisting, the Company may appeal such determination to a Nasdaq Hearings Panel (the "Panel") but the Company's securities would be automatically suspended from trading  on Nasdaq pending the completion of the appeal process. There can be no assurance that any such appeal would be successful or that the Company would be able to evidence compliance with the terms of any extension that may be granted by the Panel.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small-molecule drug candidates targeting the CB1/CB2 receptors. InMed's pipeline consists of three separate programs in the treatment of Alzheimer's, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws.  Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "potential", "possible", "would" and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: those relating to the Company's ability to regain compliance with the Nasdaq Capital Market minimum bid price requirement, including, without limitation, by effecting one or more stock splits if necessary; the impact of Nasdaq's notice on the listing of the Company's common shares on Nasdaq; and the Company's ability to meet the minimum stockholders' bid requirement for continued listing under Nasdaq listing rules or the success of any proposed appeal to the panel.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed's business is disclosed in InMed's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.